UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 6, 2020
_______________________________________________________________________________
COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVTI	The NASDAQ Global Select Market

Indicate by check mark whether that registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, the Compensation Committee of the Board of Directors (the “Committee”) of Covenant Transportation Group, Inc. (the “Company”) approved certain compensation reductions for the Company’s named executive officers  and the Company’s Board of Directors as described below in light of the uncertain impact of COVID-19 on the Company’s operations.

	Salary Reductions for the Company’s Named Executive Officers

	The Committee approved the following annualized base salary reductions for the Company’s named executive officers, effective April 6, 2020:
	Named Executive Officer	Prior Annualized Salary	Reduced Annualized Salary	% Reduction
	David Parker	$675,000	$573,750	15%
	Richard Cribbs	$335,000	$301,500	10%
	Joey Hogan	$475,000	$403,750	15%
	John Tweed	$370,000	$333,000	10%
	Ryan Rogers	$270,000	$243,000	10%

	Compensation Reductions for the Company’s Board of Directors

The Committee also approved a 15% reduction in each of the quarterly cash retainer, quarterly committee chairperson fees, and quarterly committee member fees that the Company pays to its Board of Directors effective April 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.
(Registrant)

Date: April 6, 2020	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer